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                                   Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT
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                                        STATE OF
NAME OF SUBSIDIARY                      INCORPORATION          DOING BUSINESS AS
- -------------------                     -------------          -----------------

 Primary Care Corporation                 Missouri              N/A

 Primary Care Associates                  Partnership           PrimeCare

 Sterling Communities Corporation         Delaware              N/A

 PHP Travel, Ltd.                         Virginia              N/A

 Health Cost Consultants, Inc.            Virginia              N/A

 D.C. Chartered Health Plan, Inc.         District of           N/A
                                          Columbia
 Virginia Chartered Health Plan,
 Inc.                                     Virginia              N/A

 PHP NJ MSO, Inc.                         Delaware              N/A

 PHP/CHE, Inc.                            Delaware              N/A

 PHP/IHS, Inc.                            Delaware              N/A

 PHP/GHE, Inc.                            Delaware              N/A

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